Exhibit 99.1

VistaCare Corrects Reconciliation of Non-GAAP Financial Measures- Earnings Per Share Table; Reconfirms Guidance

SCOTTSDALE, Ariz.—(BUSINESS WIRE)—Nov. 7, 2003—VistaCare, Inc. (Nasdaq:VSTA) today issued a corrected Reconciliation of Non-GAAP Financial Measures - Earnings Per Share Table to reflect a 23% income tax rate.

A table issued with the Company’s third quarter results release incorrectly used a 20% income tax rate. The Company reconfirmed that its guidance for 30 to 35 percent earnings per share growth in 2004 is based on expected 2003 earnings per share of $0.73 to $0.75.

The corrected table to follow :

VistaCare, Inc.
Reconciliation of Non-GAAP Financial Measures — Earnings Per Share
(In thousands excepts per share data)

Anticipated 2003	Range
Earnings per diluted share	$0.85	$0.87
Diluted shares	17,000	17,000
Net income to common shareholder	14,430	14,850
Add: income tax at 23%	4,310	4,436

Net Income before income taxes	18,740	19,285
Add: stock based compensation	1,400	1,400

Adjusted net income before income taxes	20,140	20,685
Less: income tax at 38%	7,653	7,860
Adjusted net income to common shareholders	$12,487	$12,825

Diluted shares	17,000	17,000
Adjusted earnings per diluted share	$0.73	$0.75

About VistaCare

VistaCare is a leading provider of hospice services in the United States. Through interdisciplinary teams of physicians, nurses, home healthcare aides, social workers, spiritual and other counselors and volunteers, VistaCare provides care primarily designed to reduce pain and enhance the quality of life of terminally ill patients, most commonly in the patient’s home or other residence of choice.

This press release contains information about VistaCare’s anticipated adjusted diluted earnings per share, which is not a measure derived in accordance with generally accepted accounting principles (GAAP), and which excludes components that are important to understanding VistaCare’s financial performance. VistaCare provides its anticipated adjusted diluted earnings per share in order to help investors and others compare VistaCare’s anticipated performance with similar companies on a basis that is consistent with that used by many investors and securities analysts. VistaCare’s anticipated adjusted diluted earnings per share should not be considered in isolation or as a substitute for comparable measures presented in accordance with GAAP.

Forward-Looking Statements:

Certain statements contained in this press release and the accompanying tables, including statements with respect to VistaCare’s anticipated net patient revenue, patient census growth, new site development efforts, expected tax rates, stock-based compensation expense, diluted share count, diluted earnings per share and adjusted diluted earnings per share, as well as anticipated Medicare hospice reimbursement rates and per beneficiary cap assessment and related practices, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “hope,” “anticipate,” “plan” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. VistaCare does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause VistaCare’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care industry, periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs, challenges inherent in VistaCare’s growth strategy, the current shortage of qualified nurses and other healthcare professionals, VistaCare’s dependence on patient referral sources, and other factors detailed under the caption “Factors that May Affect Future Results” or “Risk Factors” in VistaCare’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CONTACT: VistaCare, Inc.
Mark Liebner, 480-648-8778
ir@vistacare.com
or
EVC Group
Douglas Sherk, 415-896-6820 (Investor Contact)
dsherk@evcgroup.com
or
Sheryl Seapy, 415-272-3323 (Media Contact)
sseapy@evcgroup.com

SOURCE: VistaCare, Inc.